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                                                                       Exhibit 8

                     [LETTERHEAD OF SCHIFF HARDIN & WAITE]

Robert J. Minkus
(312) 258-5584


                                January 3, 1997



Northern Trust Corporation
50 South LaSalle Street
Chicago, Illinois 60675

 Re: Northern Trust Corporation/NTC Capital I/NTC Capital II/NTC Capital III
     Registration Statement on Form S-3 (Registration No. 333-18951/-01/-02/-03)
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Ladies and Gentlemen:

     As special tax counsel to NTC Capital I, NTC Capital II, NTC Capital III (each a "Trust") and Northern Trust Corporation in connection with the issuance of up to $250,000,000 of Preferred Securities of the Trusts (the "Securities"), and assuming (i) the holder of the Common Securities of each Trust will have "substantial assets" (other than the Common Securities) within the meaning of Treasury Regulations Section 301.7701-2(d)(2) and (ii) the operative documents for the Securities described in the Prospectus and the Prospectus Supplement to which this opinion is filed as an exhibit (the "Registration Statement") will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus Supplement, subject to the limitations set forth therein.

     Our opinion is based on current provisions of the Internal Revenue Code of 1986, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the offering of the Securities, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.
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Northern Trust Corporation
January 3, 1997
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Certain Federal Income Tax Consequences" in the Registration Statement.

                                       Very truly yours,

                                       SCHIFF HARDIN & WAITE



                                       By:   /s/ Robert J. Minkus
                                             --------------------
                                                 Robert J. Minkus

RJM/cjk